EXHIBIT 10.1

AMENDMENT TO
EMPLOYMENT AGREEMENT

THIS AMENDMENT (this “Amendment”) to the Employment Agreement between Cinedigm Corp. (the “Company”) and Adam M. Mizel (the “Employee”) effective as of October 1, 2013 (the “Employment Agreement”)  is made and entered into on November 14, 2014 between the Company and the Employee.

WHEREAS, the parties wish to amend certain terms of the Employment Agreement as set forth below;

NOW, THEREFORE, in consideration of the covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged, the Corporation and the Executive hereby agree as follows:

1.           Capitalized Terms.  Whenever capitalized terms are used in this Amendment, they shall have the meanings set forth in this Amendment or, if not defined in this Amendment, as set forth in the Employment Agreement.

2.           Amendment to Employment Agreement Terms.

a.           The second WHEREAS clause is amended by deleting the phrase “and Chief Financial Officer” therein.

b.           Section 2 of the Employment Agreement is hereby amended by deleting the phrase “and Chief Financial Officer” therein.

c.           Section 3  of the Employment Agreement is hereby amended by replacing the phrase “September 30, 2014” with the phrase “March 31, 2015”.

d.           Section 6(d) is hereby amended (i) by replacing the phrase “New York, New York”, each time it used therein with the phrase “Los Angeles, California metropolitan area”.

e.           Section 7 of the Employment Agreement is hereby amended by deleting the phrase “and Chief Financial Officer” therein.

3.           Entire Agreement.  Except as specifically amended by this Amendment, all of the terms and conditions of the Employment Agreement shall remain in full force and effect.  This Amendment, together with the Employment Agreement, constitute the entire agreement between the parties with respect to the subject matter hereof.  This Amendment shall not be amended except by a written instrument executed by the parties which specifically states that it is amending this Amendment.

4.           Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES THEREOF) APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN

SUCH STATE.

5.           Counterparts.  This Amendment may be signed in any number of counterparts, each of which (when executed and delivered) shall constitute an original instrument, but all of which together shall constitute one and the same instrument.  It shall not be necessary when making proof of this Amendment to account for any counterparts other than a sufficient number of counterparts which, when taken together, contain signatures of all of the parties.  A facsimile or PDF of an original shall be as effective as delivery of such original.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

CINEDIGM CORP.

By:	/s/ Chris McGurk
Chris McGurk
Chairman and CEO

EMPLOYEE

/s/ Adam M. Mizel
Adam M. Mizel

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